STOCK FOR STOCK EXCHANGE AGREEMENT

         AGREEMENT, dated as of September 20, 1999, between International Test Systems, Inc., a Delaware corporation (the "Delaware Company"), and each of the parties whose names appear on Schedule A attached hereto and made a part hereof ("Schedule A") (hereinafter referred to individually as a "Stockholder" and collectively as the "Stockholders").

                              W I T N E S S E T H:
                               -------------------

         WHEREAS, as of the date hereof, each Stockholder owns shares of capital stock of International Test Systems, Inc., a Texas corporation (the "Texas Company"); and

         WHEREAS, each Stockholder has agreed to exchange all of its shares of common stock of Texas Company, as the case may be, the number of which is set forth next to such Stockholder's name on Schedule A (the "Exchanged Stock"), for the number of shares of par value $.001 common stock of the Delaware Company set forth next to such Stockholder's name on Schedule A (the "Shares").

         NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:

         1. Subject to the terms and conditions hereof, the Delaware Company hereby agrees to issue to each Stockholder and each Stockholder hereby agrees to accept, in exchange for all of such Stockholder's Exchanged Stock, the number of Shares set forth next to such Stockholder's name on Schedule A.

         2. Within five (5) business days following execution and delivery of this Agreement: (a) each Stockholder shall deliver to the Company at the Company's offices located at 4703 Shavano Oak, Suite 102, San Antonio, Texas 78249, the certificate(s) representing all of such Stockholder's Exchanged Stock with such stock powers and powers of attorney as shall be necessary to transfer such shares of Exchanged Stock duly executed in blank; and (b) the Delaware Company shall deliver to each Stockholder a certificate representing the number of Shares set forth opposite such Stockholder's name on Schedule A.

         3. Each Stockholder represents and warrants to the Delaware Company as follows:

         (a) Each Stockholder will be, immediately prior to the events referred to in Paragraph 2 of this Agreement, the sole owner of such Stockholder's shares of Exchanged Stock free and clear of any liens, claims, security interests, and encumbrances of any kind or nature whatsoever and will have a complete power to transfer and deliver the Exchanged Stock to the Delaware Company, as contemplated in Paragraph 2 of this Agreement, free and clear of all liens, claims, security interests, and encumbrances.

         (b) The execution, delivery and performance by each Stockholder of this Agreement are within the powers of the Stockholder, have been duly authorized and will not constitute or result in a breach or default under, violation of, or conflict with, any law, statute, rule, regulation, ordinance, order, judgment, injunction, decree, or other restriction, or any contract, agreement, lease, mortgage, deed of trust, instrument, permit or other undertaking, to which the Stockholder is a party or by which the Stockholder is bound. The signature of each Stockholder on this Agreement is genuine, and the signatory has legal competence and capacity to execute the same.

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

         (c) Each Stockholder or such Stockholder's representative has had full and complete access to the officers and directors of the Delaware Company and to such business, financial, or other information concerning the Delaware Company which such Stockholder or such Stockholder's representative deemed necessary or appropriate to make a determination to enter into this Agreement and to effect the exchange of stock as contemplated by this Agreement (the "Exchange").

         (d) Each Stockholder represents that, except as set forth in this Agreement, no representations or warranties have been made to the Stockholder by the Delaware Company or any agent, employee or affiliate of the Delaware Company and in effecting the Exchange, the Stockholder is not relying on any information, other than that contained in this Agreement and the results of an independent investigation by the Stockholder.

         (e) Each Stockholder or such Stockholder's representative has such knowledge and experience in financial and business matters and is capable of utilizing the information that is available to the Stockholder or such Stockholder's representative concerning the Delaware Company to evaluate the merits and risks of an investment in the Delaware Company and the Stockholder is able to bear the economic risk of such investment.

         (f) Each Stockholder has been advised that the Shares being issued to such Stockholder hereunder have not been registered under the Securities Act of 1933, as amended (the "Act"), nor has the Company agreed to so register any Shares, and, accordingly, such shares are restricted securities, as such term is used in the Act, and such Stockholder will not be able to sell or otherwise dispose of the Shares, unless they are subsequently registered under the Act or an exemption from registration thereunder is available.

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

         (g) The Shares acquired by each Stockholder hereunder are being acquired for the Stockholder's sole benefit and account, for purposes of investment only and with no present intent to sell or view to distribute the same.

         (h) Each Stockholder acknowledges that the Exchange may involve tax consequences. Each Stockholder acknowledges that it must retain its own professional advisors to evaluate the tax and other consequences of the Exchange.

         4. The Delaware Company represents and warrants to each Stockholder as follows:

         (a) It is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         (b) The Company has the corporate power and has taken all necessary corporate action to execute, deliver and perform this Agreement and to enable it to issue the Shares. The Shares to be issued by the Company hereunder will be duly authorized and, upon issuance to each Stockholder pursuant to this Agreement, are duly and validly issued and outstanding, fully paid, and non-assessable.

         (c) The execution, delivery and performance by the Delaware Company of this Agreement will not constitute or result in a breach or default under, violation of, or conflict with, its Certificate of Incorporation or By-laws or any contract, agreement, lease, mortgage, deed of trust, instrument, or permit to which it is a party or by which it is bound, or any law, statute, rule, regulation, ordinance, order, judgment, injunction, decree, or other restriction.

         5. The representations and warranties given by each Stockholder and the Delaware Company as set forth in Paragraphs 3 and 4 hereof shall survive the execution hereof and the consummation of the transactions contemplated hereby.


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



         6. Each Stockholder covenants to the Delaware Company that such Stockholder shall not sell, transfer, or otherwise dispose of any of the Shares issued to such Stockholder hereunder (i) without registration thereof under the Act (unless, in the opinion of counsel to the Company, an exemption from such registration is available), or (ii) in violation of any law.

         7. Each Stockholder consents: (a) that each certificate representing the Shares to be issued to such Stockholder hereunder will be impressed with a legend indicating that they are not registered under the Act and reciting that any transfer is restricted; and (b) that stop transfer instructions in respect of the Shares will be issued to any transfer agent, transfer clerk, or other agent, at any time acting for the Delaware Company.

         8. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and the provisions hereof may not be altered, amended, waived, terminated, or discharged in any way whatsoever except by subsequent written agreement executed by the party charged therewith. A waiver by any of the parties of any terms or conditions of this Agreement, or of any breach thereof, shall not be deemed a waiver of such term or condition for the future or of any other term or condition hereof, or of any subsequent breach hereof.

         9. The parties hereto, will, upon the reasonable request of another party, execute and deliver any additional documents necessary or desirable to complete the transactions described herein.

         10. Subject to any restrictions on transfer, this Agreement shall inure to the benefit of the parties hereto and their successors and assigns.


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




         11. The parties hereto agree that it is their intention that the Exchange as contemplated by this Agreement fall within the scope of Section 351 of the Internal Revenue Code of 1986, as amended.

         12. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13. Notwithstanding the requirements set forth in Paragraph 2 of this Agreement, this Agreement shall be effective as of the date hereof and the books and records of the Delaware Company shall reflect these transactions as of this date.

         14. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.


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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                             INTERNATIONAL TEST SYSTEMS. INC.


                                                By:____________________
                                                    Name:
                                                    Title:

                                                STOCKHOLDERS:




                                                ________________________
                                                Stephen G. Birmingham



                                                ________________________
                                                Dr. Ed Lahniers



                                                ________________________
                                                Andree Sonsino



                                                ________________________
                                                Raphael Sonsino

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


                                                                  SCHEDULE A


-------------------------------------------------- ---------------------------

                                                           Number of
                              Number of Shares               Shares
Stockholders                of the Texas Company         of the Company
                             Owned Before the              to be Issued in
                               Stock Exchange          the Stock Exchange
-------------------------------------------------- ---------------------------

H. Youval Krigel                          550,400                      10,800

Stephen G. Birmingham                     100,000                       5,000
-------------------------------------------------- ---------------------------

Dr. Ed Laniers                             10,000                         500
-------------------------------------------------- ---------------------------

Andree Sonsino                              4,000                         400
-------------------------------------------------- ---------------------------
                                                                          300
Raphael Sonsino                           205,600
-------------------------------------------------- ---------------------------
-------------------------------------------------- ---------------------------

Total                                     870,000                      17,000
-------------------------------------------------- ---------------------------




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